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                           VENABLE, BAETJER AND HOWARD, LLP
                       1800 Mercantile Bank and Trust Building
                                  Two Hopkins Plaza
                            Baltimore, Maryland 21201-2978
                                    (410) 244-7400
                                  Fax (410) 244-7742





                                    August 6, 1997



The Chapman Funds, Inc.
401 E. Pratt Street
Suite 2800
Baltimore, Maryland 21202

         Re:  THE CHAPMAN FUNDS, INC.

Ladies and Gentlemen:

         We have acted as counsel for The Chapman Funds, Inc., a Maryland corporation (the "Company"), in connection with the issuance of shares of its common stock, par value $.001 per share, of Domestic Emerging Markets Equity Fund, Investor Class and Domestic Emerging Markets Equity Fund, Institutional Class (collectively the "Shares").

         As counsel for the Company, we are familiar with its Charter and Bylaws. We have examined Post-Effective Amendment No. 11 to its Registration Statement on Form N-1A, Securities Act File No. 33-26716 and Investment Company Act File No. 811-5697, including the prospectus and statement of additional information contained therein, substantially in the form in which it is to become effective (the "Registration Statement"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.


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         We have also examined and relied upon such corporate records of the
Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinions expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that:

         1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The one share of common stock of the Domestic Emerging Markets Equity Fund, Investor Class and the one share of common stock of the Domestic Emerging Markets Equity Fund, Institutional Class currently issued and outstanding have been validly and legally issued and are fully paid and nonassessable.

         3. The Shares of common stock of Domestic Emerging Markets Equity Fund, Investor Class and Domestic Emerging Markets Equity Fund, Institutional Class to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of each portfolio authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.


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         We consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving this consent, we do not hereby admit that we are "experts" within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                             Very truly yours,


                        /S/ VENABLE, BAETJER AND HOWARD, LLP